Exhibit (a)(5)(D)

The following are excerpted slides from an investor presentation used during an earnings conference call held at 5:00 p.m. Eastern Time on February 12, 2020 by MGM Resorts International. The following does not purport to be a complete or error-free statement or summary of the conference call or the related presentation.

Excerpts from Q4 Earnings Presentation This communication is for informational purposes only, is not a recommendation to buy or sell the Company’s common stock and does not constitute an offer to buy or the solicitation of an offer to sell shares of the Company’s common stock. The tender offer described in this communication has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this communication or at all. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company expects to distribute to its stockholders and file with the Securities and Exchange Commission upon commencement of the tender offer. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. Once the tender offer is commenced, stockholders and investors will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company expects to file with the Commission at the Securities and Exchange Commission’s website at www.sec.gov or by calling the Information Agent (to be identified at the time the offer is made) for the tender offer. FORWARD-LOOKING STATEMENTS Statements in this presentation that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results and the Company’s financial outlook (including leverage targets), the Company’s ability to execute on, and achieve the expected benefits from, its strategic plans, including its asset-light strategy and the MGM 2020 plan, the Company’s expectations regarding forward-looking business trends and the Company’s ability to generate free cash flow growth and return capital to shareholders, including the timing and amount of any share repurchases. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements. MARKET AND INDUSTRY DATA This presentation also contains estimates and information concerning the Company’s industry that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section of the Company’s public filings with the SEC. NOTE REGARDING PRESENTATION OF NON -GAAP FINANCIAL MEASURES This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, as amended, including, among others, Adjusted EBITDAR, Adjusted Property EBITDAR, and Adjusted EPS. Schedules that reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States are included herein or in the Company’s earnings releases that have been furnished with the SEC and are available on our website at www.mgmresorts.com. This presentation also includes references to target financial measures and achievement goals (including targeted Net Leverage) which are not presented as forecasts or projections of expected future performance. In addition, this presentation includes Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues. A reconciliation of these non-GAAP results is provided in the Company’s earnings releases. MGM RESORTS INTERNATIONALExcerpts from Q4 Earnings Presentation This communication is for informational purposes only, is not a recommendation to buy or sell the Company’s common stock and does not constitute an offer to buy or the solicitation of an offer to sell shares of the Company’s common stock. The tender offer described in this communication has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this communication or at all. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company expects to distribute to its stockholders and file with the Securities and Exchange Commission upon commencement of the tender offer. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. Once the tender offer is commenced, stockholders and investors will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company expects to file with the Commission at the Securities and Exchange Commission’s website at www.sec.gov or by calling the Information Agent (to be identified at the time the offer is made) for the tender offer. FORWARD-LOOKING STATEMENTS Statements in this presentation that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results and the Company’s financial outlook (including leverage targets), the Company’s ability to execute on, and achieve the expected benefits from, its strategic plans, including its asset-light strategy and the MGM 2020 plan, the Company’s expectations regarding forward-looking business trends and the Company’s ability to generate free cash flow growth and return capital to shareholders, including the timing and amount of any share repurchases. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements. MARKET AND INDUSTRY DATA This presentation also contains estimates and information concerning the Company’s industry that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section of the Company’s public filings with the SEC. NOTE REGARDING PRESENTATION OF NON -GAAP FINANCIAL MEASURES This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, as amended, including, among others, Adjusted EBITDAR, Adjusted Property EBITDAR, and Adjusted EPS. Schedules that reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States are included herein or in the Company’s earnings releases that have been furnished with the SEC and are available on our website at www.mgmresorts.com. This presentation also includes references to target financial measures and achievement goals (including targeted Net Leverage) which are not presented as forecasts or projections of expected future performance. In addition, this presentation includes Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues. A reconciliation of these non-GAAP results is provided in the Company’s earnings releases. MGM RESORTS INTERNATIONAL

O U R R E C E N T A C H I E V E M E N T S • Net income attributable to MGM Resorts of $2.0 billion in 2019 Increased 2019 Consolidated Net Revenue 10% to $12.9 billion. Increased 2019 Consolidated Adjusted EBITDAR 6% to $3.0 billion • Continued execution on MGM 2020, resulting in material cost reductions and improved efficiencies in 2019 • Great progress on asset-light strategy: Redeploying capital in high ROI opportunities – Monetization of real estate assets of Bellagio and MGM Grand Las Vegas at attractive multiples; Sale of Circus Circus Las Vegas; Agreement with MGP to redeem $1.4 billion in MGP Operating Partnership units for cash, at MGM’s election – Previously announced transactions are expected to result in total net cash proceeds of $8.2 billion • Continued focus on fortifying our balance sheet – Target to reduce net domestic financial leverage (excluding MGP) to approximately 1x by year end 2020 • Returning cash to shareholders: – 2019: Returned ~$1.3 billion to shareholders through buybacks and dividends – February 12, 2020: Announced 15% increase to quarterly dividend to $0.15 per share, new $3 billion share repurchase program, and anticipated launch of “modified Dutch auction” tender offer to purchase up to $1.25 billion of common stock • Created a world-class sports betting and online gaming platform in the U.S. in 2018 through the formation of ROAR venture and partnerships with professional sports leagues • Laser focused on Japan integrated resort opportunity with Osaka-first strategy 1 Including the $2.7 billion gain related to the Bellagio real estate transaction MGM RESORTS INTERNATIONAL 3O U R R E C E N T A C H I E V E M E N T S • Net income attributable to MGM Resorts of $2.0 billion in 2019 Increased 2019 Consolidated Net Revenue 10% to $12.9 billion. Increased 2019 Consolidated Adjusted EBITDAR 6% to $3.0 billion • Continued execution on MGM 2020, resulting in material cost reductions and improved efficiencies in 2019 • Great progress on asset-light strategy: Redeploying capital in high ROI opportunities – Monetization of real estate assets of Bellagio and MGM Grand Las Vegas at attractive multiples; Sale of Circus Circus Las Vegas; Agreement with MGP to redeem $1.4 billion in MGP Operating Partnership units for cash, at MGM’s election – Previously announced transactions are expected to result in total net cash proceeds of $8.2 billion • Continued focus on fortifying our balance sheet – Target to reduce net domestic financial leverage (excluding MGP) to approximately 1x by year end 2020 • Returning cash to shareholders: – 2019: Returned ~$1.3 billion to shareholders through buybacks and dividends – February 12, 2020: Announced 15% increase to quarterly dividend to $0.15 per share, new $3 billion share repurchase program, and anticipated launch of “modified Dutch auction” tender offer to purchase up to $1.25 billion of common stock • Created a world-class sports betting and online gaming platform in the U.S. in 2018 through the formation of ROAR venture and partnerships with professional sports leagues • Laser focused on Japan integrated resort opportunity with Osaka-first strategy 1 Including the $2.7 billion gain related to the Bellagio real estate transaction MGM RESORTS INTERNATIONAL 3

REAL ESTATE MONETIZATION

STRATEGY	CAPITAL ALLOCATION

STRATEGY

- **Redeploy capital from mature markets at high multiples and reinvest in high growth, ROI opportunities**
- Pursuing asset-light strategy to unlock significant unrealized value of our real estate assets
- Evolving our business model away from real estate business to developer, manager and operator of leading gaming hospitality and entertainment properties
- Proactively seeking solutions to monetize and/or unlock value from remaining real estate assets e.g. CityCenter, MGP OP units, and MGM Springfield

CAPITAL ALLOCATION

- **Previously announced transactions[1] expected to result in total net cash proceeds of $8.2 billion**
- **Use of proceeds:** Fortify the balance sheet and return cash to shareholders
  - **Fortifying the balance sheet**
    - Targeting domestic net financial leverage (excluding MGP) of approximately 1x, by year end 2020
    - Reduced MGM Resorts debt by $3.1 billion in 4Q19
    - $4.75 billion of debt outstanding as of December 31, 2019
  - **Returning cash to shareholders**
    - On February 12, 2020, announced:
      - 15% increase to quarterly dividend of $0.15 per share,
      - New $3 billion share repurchase program, and
      - Anticipated launch of “modified Dutch auction” tender offer to purchase up to $1.25 billion of common stock
    - As of February 12, 2020, MGM Resorts had $4 million remaining under its current $2 billion authorization

[1] *Monetization of real estate assets of Bellagio and MGM Grand Las Vegas at attractive multiples; Sale of Circus Circus Las Vegas; Agreement with MGP to redeem $1.4 billion in MGP Operating Partnership units for cash, at MGM's election*

MGM RESORTS INTERNATIONAL
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